UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

DDS TECHNOLOGIES USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-15547	13-4253546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510 Boca Raton, Florida 33432
(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 4, 2006, DDS Technologies USA, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers party thereto (the “Purchasers”). Pursuant to the Purchase Agreement, the Registrant issued to the Purchasers 1,567.5 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”), stated value of $1,000 per share for a purchase price of $1,567,500 and the Registrant may raise up to an additional $932,500 through the sale of additional shares of Series B Preferred Stock. The Series B Preferred Stock is initially convertible into 3,135,000 shares of the Registrant’s Common Stock, $.0001 par value per share (“Common Stock”), at a conversion rate of $.50 per share and has a 7% annual dividend rate payable quarterly in arrears in cash or, subject to standard equity conditions, in Common Stock, at the Registrant’s option. The preferences rights and limitations of the Series B Preferred Stock are more fully set forth in the Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) filed by the Registrant with the Secretary of State of the State of Nevada on December 22, 2005, as amended by the Amended Certificate of Designation (the “Certificate of Amendment”) filed by the Registrant with the Secretary of State of the State of Nevada on January 4, 2006.

Each Purchaser also received a warrant (the “Warrants”) exercisable for a period of five years to acquire shares of Common Stock. The Warrants in the aggregate are exercisable for 3,135,000 shares of Common Stock at a price of $.80 per share.

The Registrant paid an aggregate of $84,250 and issued an aggregate of 156,750 Warrants to The Shemano Group and Kenny Securities who acted as selling agents.

The shares of Series B Preferred Stock and Warrants were issued in the offering in reliance upon the exemption from registration contained in Regulation D, Rule 506 of the Securities Act of 1933, as amended. The Registrant determined that this exemption was available because of the nature of the Purchasers. In making this determination the Registrant relied in part upon representations made by each Purchaser.

Also on January 4, 2006, the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Registrant agreed to within 30 days following the date thereof, prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants.

Two of the Registrant’s directors, Robert L. Devereux and Dr. Marc J. Mallis participated in the offering. Robert L. Devereux, purchased $100,000 of Series B Preferred Stock and Warrants in the offering and Dr. Marc J. Mallis, as general partner of Mallis LTD Partnership, purchased $35,000 of Series B Preferred Stock and Warrants in the offering.

The preceding is qualified in its entirety by reference to the Purchase Agreement, Certificate of Designation, Certificate of Amendment, Form of Warrant and Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, and are hereby incorporated by reference in their entirety.

Item 5.02 Departure of Directors; Election of Directors

(b) On January 4, 2006, Robert J. Rosen, James R. von der Heydt, Charles F. Kuoni III and Leo P. Koulos resigned from the Registrant’s Board of Directors.

(d) On December 20, 2005, Robert L. Devereux and Dennis Duitch were appointed to the Registrant’s Board of Directors. On January 4, 2006 Robert L. Devereux, purchased $100,000 of Series B Preferred Stock and Warrants in the offering described above.

Item 7.01. Regulation FD Disclosure

On January 4, 2006, the Registrant issued a press release announcing:

(i) that it had completed approximately $1,500,000 of equity financing;

(ii) that Robert L. Devereux and Dennis Duitch were appointed to the Registrant’s Board of Directors; and

(iii) that Robert J. Rosen, James R. von der Heydt, Charles F. Kuoni III and Leo P. Koulos resigned from the Board of Directors.

A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

4.1 —	Securities Purchase Agreement, dated as of January 4, 2006, by and among the Registrant and the Purchasers.

4.2 —	Certificate of Designation of Preferences, Rights and Limitations of Series B 7% Convertible Preferred Stock dated December 22, 2005.

4.3 —	Amended Certificate of Designation Before Issuance of Class or Series dated January 4, 2006.

4.4 —	Form of Warrant.

10.1 —	Registration Rights Agreement, dated as of January 4, 2006, by and among the Registrant and the Purchasers.

99.1 —	Press Release, dated January 4, 2006, announcing that the Registrant completes equity financing and appoints Robert Devereux and Dennis Duitch to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: January 5, 2006	By:	/s/ Joseph N. Fasciglione
Joseph N. Fasciglione
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title
4.1	Securities Purchase Agreement, dated as of January 4, 2006, by and among the Registrant and the Purchasers.

4.2	Certificate of Designation of Preferences, Rights and Limitations of Series B 7% Convertible Preferred Stock dated December 22, 2005.

4.3	Amended Certificate of Designation Before Issuance of Class or Series dated January 4, 2006.

4.4	Form of Warrant.

10.1	Registration Rights Agreement, dated as of January 4, 2006, by and among the Registrant and the Purchasers.

99.1	Press Release, dated January 4, 2006, announcing that the Registrant completes equity financing and appoints Robert Devereux and Dennis Duitch to the Board of Directors.